                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                        (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS 60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                            MCKESSON FINANCING TRUST
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                             52-6841546
 (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

     MCKESSON PLAZA
     ONE POST STREET
     SAN FRANCISCO, CALIFORNIA                                 94104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                   5% TRUST CONVERTIBLE PREFERRED SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
               INFORMATION AS TO THE TRUSTEE:

               (A) NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (B) WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16.       LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
               -----------------
               PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.  A copy of the existing by-laws of the trustee.*

               5.  Not Applicable.

               6.  The consent of the trustee required by
                   Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of June
     1997.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE

                    BY   /S/ RICHARD D. MANELLA

                         RICHARD D. MANELLA
                         VICE PRESIDENT



* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                 June 18, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of McKesson Financing Trust, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         BY:  /S/ RICHARD D. MANELLA

                              RICHARD D. MANELLA
                              VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of    Call Date: 09/30/96
Address:                Chicago One First National    ST-BK:  17-1630 FFIEC 031
City, State  Zip:       Plaza, Ste 0460 Chicago,           Page RC-1
FDIC Certificate No.:   IL  60670 0/3/6/1/8
                                  ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                         DOLLAR AMOUNTS IN               C400        LESS THAN -
                                                                                                        ---------    -----------

                                                                            THOUSANDS        RCFD       BIL MIL THOU
                                                                         -----------------   ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency
    and coin(1)........................................................                          0081        4,041,784       1.a.
    b. Interest-bearing balances(2)....................................                          0071        5,184,890       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule
    RC-B, column A)....................................................                          1754                0       2.a.
    b. Available-for-sale securities (from
    Schedule RC-B, column D)...........................................                          1773        3,173,481       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold..............................................                          0276        3,505,874       3.a.
    b. Securities purchased under agreements to resell.................                          0277          145,625       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)
    b. LESS: Allowance for loan and lease losses.......................     RCFD 3123   418,851                              4.b.
    c. LESS: Allocated transfer risk reserve...........................     RCFD 3128         0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c)...............................                          2125       22,417,107       4.d.
5.  Assets held in trading accounts....................................                          3545        8,121,948       5.
6.  Premises and fixed assets (including capitalized leases)...........                          2145          707,971       6.
7.  Other real estate owned (from Schedule RC-M).......................                          2150            9,184       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).....................................                          2130           53,803       8.
9.  Customers' liability to this bank on acceptances outstanding.......                          2155          626,690       9.
10. Intangible assets (from Schedule RC-M).............................                          2143          310,246       10.
11. Other assets (from Schedule RC-F)..................................                          2160        1,658,123       11.
12. Total assets (sum of items 1 through 11)...........................                          2170       49,956,726       12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    The First National Bank of          Call Date: 09/30/96
Address:                Chicago One First National Plaza,   ST-BK: 17-1630 FFIE
City, State  Zip:       Ste 0460 Chicago, IL  60670         031 Page RC-2
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                 DOLLAR AMOUNTS IN
                                                                     Thousands                       BIL MIL THOU
                                                                 ------------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part 1)......                                RCON 2200      22,369,341       13.a.
       (1) Noninterest-bearing(1).......................        RCON 6631  9,726,987                                    13.a.(1)
       (2) Interest-bearing.............................        RCON 6636 12,642,354                                    13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)...................................                                RCFN 2200      10,026,286       13.b.
       (1) Noninterest bearing..........................        RCFN 6631    336,746                                    13.b.(1)
       (2) Interest-bearing.............................        RCFN 6636  9,689,540                                    13.b.(2)
14. Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of
    its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased..........................                                RCFD 0278         884,553       14.a.
    b. Securities sold under agreements
       to repurchase....................................                                RCFD 0279         717,211       14.b.
15. a. Demand notes issued to the U.S. Treasury.........                                RCON 2840          14,120       15.a.
    b. Trading Liabilities..............................                                RCFD 3548       5,409,585       15b.
16. Other borrowed money:
    a. With original maturity of one year or less.......                                RCFD 2332       3,414,577       16.a.
    b. With original maturity of more than
       one year.........................................                                RCFD 2333          46,685       16b.
17. Mortgage indebtedness and obligations under
    capitalized leases..................................                                RCFD 2910         285,671       17.
18. Bank's liability on acceptance executed and
    outstanding.........................................                                RCFD 2920         626,690       18.
19. Subordinated notes and debentures...................                                RCFD 3200       1,250,000       19.
20. Other liabilities (from Schedule RC-G)..............                                RCFD 2930       1,005,205       20.
21. Total liabilities (sum of items 13 through 20)......                                RCFD 2948      46,049,924       21.
22. Limited-Life preferred stock and related surplus....                                RCFD 3282           0           22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......                                RCFD 3838           0           23.
24. Common stock........................................                                RCFD 3230         200,858       24.
25. Surplus (exclude all surplus related to preferred
    stock)..............................................                                RCFD 3839       2,925,894       25.
26. a. Undivided profits and capital reserves...........                                RCFD 3632         770,670       26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities....................                                RCFD 8434          10,194       26.b.
27. Cumulative foreign currency translation adjustments.                                RCFD 3284            (814)      27.
28. Total equity capital (sum of items 23 through 27)...                                RCFD 3210       3,906,802       28.
29. Total liabilities, limited-life  preferred stock,
    and equity capital (sum of items 21, 22, and 28)....                                RCFD 3300      49,956,726       29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
   external                                                Number
                                                         ---------
auditors as of any date during 1995...........RCFD 6724..   N/A             M.1.
                                                         ---------

1 =  Independent audit of the bank conducted in             4. = Directors' examination of the bank performed
     accordance                                                  by other
     with generally accepted auditing standards by               external auditors (may be required by state
     a certified                                                 chartering
     public accounting firm which submits a report               authority)
     on the bank
2 =  Independent audit of the bank's parent holding         5 =  Review of the bank's financial statements by
     company                                                     external
     conducted in accordance with generally                      auditors
     accepted auditing
     standards by a certified public accounting             6 =  Compilation of the bank's financial
     firm which                                                  statements by external
     submits a report on the consolidated holding                auditors
     company
     (but not on the bank separately)                       7 =  Other audit procedures (excluding tax
                                                                 preparation work)
3 =  Directors' examination of the bank conducted in        8 =  No external audit work
     accordance with generally accepted auditing
     standards by a certified public accounting firm
     (may be required by state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.